UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016 (May 16, 2016)

EL POLLO LOCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36556	20-3563182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Harbor Blvd., Suite 100, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 599-5000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2016, the registrant (“we” or “us”) promoted Gustavo (“Gus”) Siade, age 54, from VP, Company Operations, to VP, Operations, assuming additional responsibilities so as to act as our principal operating officer.

Mr. Siade will report to Steve Sather, our Chief Executive Officer, and assumes full leadership of our operations, including company operations, franchise operations, operations services, field training, and new restaurant openings.

Mr. Siade, who has been a valuable team member since joining us eighteen years ago, possesses deep familiarity with our internal and franchise operations, and has been a leader in our successes, such as in improving restaurant efficiencies and expanding into new markets. From 2013 until now, he has been VP, Company Operations. From 2005 to 2013, he was a Director of Operations. From 1998 to 2005, he was an Area Leader. Mr. Siade holds a bachelor’s degree from the Monterrey Institute of Technology, where he majored in Civil Engineering.

Mr. Siade is employed at will. His salary, which was increased upon his promotion, is $230,000 annually. Additionally, Mr. Siade is eligible to earn an annual bonus award with a target of 35% of his base salary. Furthermore, he is entitled to a $600 per month business transportation allowance, and participates in our equity incentive plan under the terms thereof.

Mr. Siade does not have a written employment agreement with us. However, we may enter into a covenant agreement with him containing confidentiality and other standard provisions.

On May 11, 2016, we granted Mr. Siade stock options for 13,418 shares of common stock, with an exercise price of $11.94 per share, by means of a nonqualified stock option agreement under our 2014 Omnibus Equity Incentive Plan. These options vest and become exercisable in four equal installments on each of the first four anniversaries of the date of grant, and expire on May 11, 2026.

Mr. Siade is indemnified under our standard director and officer indemnification agreement and our certificate of incorporation and by-laws.

Mr. Siade does not hold, nor has he held during the past five years, any directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, 15 U.S.C. 80a-1, et seq., as amended.

There is no arrangement or understanding between Mr. Siade and any other person(s) pursuant to which he was selected as an officer.

There are no family relationships between Mr. Siade and any other director, executive officer, or person nominated or chosen by us to become a director or executive officer.

There are no transactions involving Mr. Siade and us that require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.
(Registrant)

Date: May 19, 2016

/s/ Laurance Roberts
Laurance Roberts
Chief Financial Officer